SECOND AMENDMENT TO LEASE AGREEMENT

(Suite 270)

This Second Amendment to Lease Agreement (this “Amendment”) is made and entered into as of March 16, 2024, by and between SLOSS MARTIN BISCUIT, LTD. (“SMB”), by and through its authorized agent, SLOSS REAL ESTATE COMPANY, INC. (“Agent, and together with SMB, the “Landlord”), and IN8BIO, INC. (“Tenant”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Lease (defined below).

Background

A. Landlord and Tenant entered into that certain Lease Agreement dated as of November 17, 2020 (the “Original Lease”), as amended by that certain Amendment to the Lease Agreement dated February 4, 2022 (the “First Amendment”, and together with the Original Lease, the “Lease”) whereby Landlord leased to Tenant that certain Premises located in the Martin Biscuit Building located at 2901 2nd Avenue South, Suite 270, Birmingham, Alabama 35233, which Premises are more particularly described in the Lease.

B. Landlord and Tenant are agreeing to amend the Lease in accordance with this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Lease as follows:

Amendment

1.
Recitals; Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms not specifically defined herein shall have the same meaning as set forth in the Lease.
2.
Lease Term.

a. New Term. As of March 15, 2024 (the “New Term Commencement Date”), the Term of the Lease shall be amended to commence upon the New Term Commencement Date and end on March 31, 2029 (such revised term shall herein be referred to as the “New Term”), upon the same terms, covenants as set forth in the Lease, except as expressly set forth in this Amendment. Landlord and Tenant acknowledge and agree that all of the terms, conditions, obligations, and rights of each party as set forth in the Lease shall continue in full force and effect from the Effective Date through the New Term Commencement Date.

b. Extension Term. Provided Tenant has not assigned or subleased all or any portion of the Premises (except for a Permitted Transfer), and no Event of Default then exists, Tenant shall have the right, at its option, to extend the New Term for one (1) additional five (5) year period (the “New Extension Period”) upon the same terms, covenants as set forth in the Lease, except as expressly set forth in this Amendment. For purposes hereof and for any future amendments to the Lease, the New Term and the New Extension Period, if exercised, shall collectively be referred to as the “Term.” In order to

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exercise its extension option, Tenant shall be required to give written notice to Landlord of its intention to extend at least one hundred twenty (120) days prior to the expiration of the New Term. Tenant’s failure to deliver timely written notice as required above shall cause the extension option to lapse and be of no further force and effect. The parties acknowledge and agree that this option to extend shall supersede the option to renew the Lease term provided in Section 2(a) of the Lease.

3.
Base Rent. Base Rent for the New Term (as it may be extended into the New Extension Period) shall be paid in accordance with the provisions of the Lease and pursuant to the schedule below, unless or until the Lease is terminated, in the following amounts:

Suite 270 – 6,103 Square Feet
New Term	Base Rental Per SF	Annual Rental	Monthly Rental
March 15, 2024 – October 31, 2024	$19.67	$120,046.01	$10,003.83
November 1, 2024 – October 31, 2025	$20.26	$123,646.78	$10,303.90
November 1, 2025 – October 31, 2026	$20.87	$127,369.61	$10,614.13
November 1, 2026 – October 31, 2027	$21.49	$131,153.47	$10,929.46
November 1, 2027 – October 31, 2028	$22.14	$135,120.42	$11,260.04
November 1, 2028 – March 31, 2029	$22.80	$139,148.40	$11,595.70

Notwithstanding the foregoing, Tenant shall owe no Rent to Landlord for the month of February, 2026.

If Tenant exercises its option to extend the New Term into the New Extension Period, Base Rent shall be paid in accordance with the provisions of the Lease and pursuant to the schedule below:

New Extension Period	Base Rental Per SF	Annual Rental	Monthly Rental
April 1, 2029 – October 31, 2029	$22.80	$139,148.40	$11,595.70
November 1, 2029 – October 31, 2030	$23.49	$143,359.47	$11,946.62

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November 1, 2030 – October 31, 2031	$24.19	$147,631.57	$12,302.63
November 1, 2031 – October 31, 2032	$24.92	$152,086.76	$12,673.90
November 1, 2032 – October 31, 2033	$25.66	$156,602.98	$13,050.25
November 1, 2033 – March 31, 2034	$26.43	$161,302.29	$13,441.86

4.
Notices. Section 22 of the Lease is modified by deleting Tenant’s notice address therefrom and inserting the following in lieu thereof:

IN8BIO, INC.

Empire State Building

350 Fifth Avenue, Suite 5330

New York, New York 10118

Attention: Mr. William Ho and Dr. Kate Rochlin

Telephone Number: (646) 933-5605

Email: LegalNotifications@in8bio.com

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018-1405

Attn: Michael J. Waters, Esq.

5.
Brokers or Finders. Tenant represents and warrants to Landlord that it has engaged no broker or finder and that no claims for brokerage commissions or finders' fees will arise by or through Tenant in connection with this Amendment, and Tenant agrees to indemnify, defend and hold Landlord harmless from any liability or expense (including attorneys' fees) arising from any such claims asserted against Landlord by any party. Landlord represents and warrants to Tenant that it has engaged no broker or finder and that no claims for brokerage commissions or finders' fees will arise by or through in connection with this Amendment, and Landlord agrees to indemnify, defend and hold Tenant harmless from any liability or expense (including attorneys' fees) arising from any such claims asserted against Tenant by any party.
6.
Ratification. Landlord and Tenant confirm and ratify all of the terms of the Lease, as amended by this Amendment. Except as amended by this Amendment, the Lease shall remain in full force and effect and binding upon Landlord and Tenant in accordance with its terms throughout the New Term. In the event the terms and provisions of the Lease conflict with the

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terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.
7.
Entire Agreement. This Amendment embodies the entire agreement and understanding of the parties hereto as to the subject matter contained herein. This Amendment shall not be modified, changed, terminated, amended, superseded, waived or extended except by a written instrument executed by the parties hereto.
8.
Miscellaneous. Landlord and Tenant agree to execute and deliver such additional documentation and take such actions as may be reasonably necessary to evidence and effectuate the agreement of the parties set forth in this Amendment. This Amendment may be executed in multiple counterparts (including by electronic signature), each of which will be deemed an original and all of which taken together will constitute but a single instrument. Additionally, the parties, and any third party, may rely on a copy or facsimile of an executed counterpart as if such copy or facsimile were an original.
9.
Effective Date. The effective date shall be the date by which the last of the parties hereto executes this Amendment (the “Effective Date”).

* * * Signatures on following page * * *

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Executed to be effective as of the Effective Date.

LANDLORD:

SLOSS MARTIN BISCUIT, LTD.

By: Sloss Real Estate Company, Inc., its Agent

By: /s/ R. Scott Pulliam

Name: R. Scott Pulliam

Title: ______President_____________________________

TENANT:

IN8BIO, INC.

By: /s/ William Ho

Name: William Ho

Title: _Chief Executive Officer

By: /s/ Kate Rochlin

Name: Kate Rochlin

Title: Chief Operating Officer

3

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